Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

        THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 26th day of March, 2007 (the “Effective Date”) by and between Security With Advanced Technology, Inc., a Colorado corporation (the “Company”), and the investors set forth on Schedule I attached hereto (each, an “Investor” and collectively, the “Investors”).

RECITAL

        WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, (i) an aggregate amount of up to $6,000,000, but no less than $4,000,000, of Convertible Promissory Notes (the “Notes”) which are convertible into approximately 333,333 shares of the Company’s Series A Preferred Stock, no par value per share (the “Preferred Stock”) per $1,000,000 outstanding under the Notes, (ii) approximately 333,333 warrants to purchase shares of the Company’s common stock, no par value per share (the “Common Stock”) per $1,000,000 invested in the offering exercisable at $4.75 per share expiring four years from the Closing (as defined below), provided that such warrants will not be exercisable for six months following the Closing, (iii) approximately 166,666 warrants to purchase shares of Common Stock per $1,000,000 invested in the offering exercisable at $5.00 per share expiring four years from the Closing, provided that such warrants will not be exercisable for six months following the Closing, and (iv) approximately 333,333 warrants to purchase shares of Common Stock per $1,000,000 invested in the offering exercisable at $9.00 per share whose terms will mirror exactly the Company’s publicly traded warrants (symbol: “SWATW”), provided that the “SWATW” warrants will not be exercisable for six months following the Closing (collectively, the “Warrants” and together with the Notes, the “Securities”).

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.        AUTHORIZATION AND SALE OF SECURITIES.

                   1.1   Purchase and Sale of Securities. At the Closing, the Company shall sell to the Investors, and the Investors shall purchase from the Company, the Securities, in the denominations set forth on Schedule I for aggregate proceeds to the Company of up to $6,000,000 (the “Purchase Price”), but in no event less than $4,000,000.

                   1.2 Closing.   The closing of the purchase and sale of the Securities (the “Closing”) will take place at the offices of the Company on the Effective Date, or such other time and location determined by the Company and the Investors (the “Closing Date”). At the Closing: (i) the Company shall issue and deliver to the Investors duly executed Notes in the denominations set forth on Schedule I and in the form attached hereto as Exhibit A; (ii) the Company shall issue and deliver to the Investors duly executed Warrants in the denominations set forth on Schedule I and in the forms attached hereto as Exhibit B; and (iii) each Investor shall pay to the Company the applicable Purchase Price for the Securities to be purchased by such Investor in the amounts set forth on Schedule I by wire transfer of same day funds to the Company.

    2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Investors as of the date hereof and as of the Closing Date:

                   2.1 Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, the Notes, the Warrants or the Registration Rights Agreement (as defined below) or the Certificate of Amendment to Certificate of Designation (as defined below) (collectively, the “Transaction Documents”), (ii) a material adverse effect on the business or financial condition of the Company or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”). The Company owns 100% of the outstanding capital stock of Vizer Group, Inc., a Colorado corporation (“Vizer”). Vizer owns 100% of the outstanding capital stock of Avurt International, Inc. (“Avurt,” and together with Vizer, the “Merger Subs”). Except for the Merger Subs, the Company has no direct or indirect subsidiaries.

                   2.2 Authorization; Enforceability.   The execution, delivery and performance by the Company of the Transaction Documents, and the consummation of the transactions contemplated thereby (including, but not limited to, the sale and delivery of the Notes and Warrants, and the subsequent issuance of the Preferred Stock upon conversion of the Notes, the Common Stock upon conversion of the Preferred Stock and the Common Stock upon exercise of the Warrants) have been duly authorized, and no additional corporate or stockholder action is required for the approval thereof (other than the approval of the Company’s stockholders pursuant to The NASDAQ Stock Market Rule 4350(i) with respect to the conversion of the Notes into Preferred Stock and the issuance of the Common Stock into which the Preferred Stock is convertible). The Preferred Stock underlying the Preferred Stock Notes, the Common Stock underlying the Preferred Stock and the Common Stock underlying the Warrants (collectively, the “Conversion Shares”) have been duly reserved for issuance by the Company. This Agreement and the other Transaction Documents have been or, to the extent contemplated hereby or by the Transaction Documents, will be duly executed and delivered and constitute, or will constitute (as applicable), the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.

                   2.3 No Conflicts.   The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s Articles of Incorporation or Bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Company’s obligation to obtain the approval of the Company’s stockholders pursuant to The NASDAQ Stock Market Rule 4350(i), result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the cases of clauses (ii) and (iii), where such conflict, default or violation would not have or result in a Material Adverse Effect.

                   2.4 Filings, Consents and Approvals.   The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) a Form D and applicable state “Blue Sky” filings, (ii) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws and (iii) filing of an additional listing application with the Nasdaq Stock Market (which will be made prior to the Closing Date).

                   2.5 Issuance of the Securities.   The Securities and the Conversion Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than any Liens created by or imposed on the holders thereof through no action of the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Securities and the Conversion Shares.

                   2.6 Capitalization.

                             (a)     The authorized and outstanding capitalization of the Company is as described on Schedule II attached hereto. The Company has not issued any capital stock since such filing. All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Company from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. All taxes required to be paid by the Company in connection with the issuance and any transfers of the Company’s capital stock have been paid. All securities of the Company have been issued in all material respects in accordance with the provisions of all applicable securities and other laws.

                              (b)     No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except for employee and director stock options under the Company’s equity compensation plans of approximately (i) 1,674,000 outstanding warrants to purchase approximately 6,878,000 shares of Common Stock, and (ii) 709,000 shares of Preferred Stock, convertible into 709,000 shares of Common Stock, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock (“Common Stock Equivalents”). The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

        2.7   Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or result in a Material Adverse Effect. Neither the Company nor to the Knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the Knowledge of the Company, there has not been and there is not pending or contemplated, any investigation by the Securities and Exchange Commission involving the Company or any current or former director or officer of the Company.

        2.8   Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company which could have or result in a Material Adverse Effect.

        2.9   Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

        2.10   Intellectual Property.

                              (a)     The Company has the right to use or is the sole and exclusive owner of all right, title and interest in and to all foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Company (collectively, the “Rights”) and in and to each material invention, software, trade secret, technology, product, composition, formula and method of process used by the Company (the Rights and such other items, the “Intellectual Property”), and, to the Knowledge of the Company, has the right to use the same, free and clear of any claim or conflict with the rights of others.

                              (b)     No royalties or fees (license or otherwise) are payable by the Company to any Person by reason of the ownership or use of any of the Intellectual Property.

                              (c)     There have been no claims made against the Company asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the best of the Knowledge of the Company, there are no reasonable grounds for any such claims.

                              (d)     The Company has made not any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the best of the Knowledge of the Company, no reasonable grounds for such claims exist.

                              (e)     The Company has not received notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property.

    3.           REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.   Each Investor, severally and not jointly, hereby represents and warrants to the Company that:

                   3.1   Authorization. The Investor is duly authorized to execute the Transaction Documents including this Agreement and when executed and delivered by the Investor, the Transaction Documents will constitute legal, valid, and binding obligations enforceable against the Investor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally. The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other necessary action on the part of the Investor.

                   3.2   Investor Suitability.

                              (a)     The Securities subscribed for hereby are being acquired by the Investor for his, her or its own account and for investment purposes only and not with a view to any resale or distribution thereof, in whole or in part, to others, and the Investor is not participating, directly or indirectly, in a distribution of such Securities and will not take, or cause to be taken, any action that would cause the Investor to be deemed an “underwriter” of such Securities as defined in Section 2(11) of the Securities Act of 1933, as amended (the “Act”).

                              (b)     The Investor acknowledges that he, she or it has had the opportunity to seek business, financial, and legal advice as the Investor deems necessary in order to evaluate the merits and risks of purchasing the Securities.

                              (c)     The Investor has had an opportunity to ask questions of, and receive satisfactory answers from, representatives of the Company concerning the terms and conditions pursuant to which the offering of the Securities is being made and all material aspects of the Company and its proposed business, and any request for such information has been fully complied with to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

                              (d)     The Investor is an “accredited investor” within the meaning of Rule 501 of the Act.

                              (e)     The Investor is an investor who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company based upon (i) the information furnished to him, her or it by the Company; (ii) his, her or its personal knowledge of the business and affairs of the Company; (iii) such additional information as he, she or it may have requested and has received from the Company; and (iv) the independent inquiries and investigations undertaken by him, her or it.

                              (f)     No person has given any information or made any representation not contained in any disclosure documents referred to above or otherwise provided to the Investor in writing by a person employed or authorized in writing by the Company. The Investor understands and agrees that any information or representation not contained therein must not, and will not, be relied upon and that nothing contained therein should be construed as legal or tax advice to the Investor.

                              (g)     No person has made any direct or indirect representation or warranty of any kind to the Investor with respect to the economic return which may accrue to the Investor. The Investor has consulted with his, her or its own advisors with respect to an investment in the Company.

                             (h)     All information, representations and warranties contained herein or otherwise given or made to the Company by the Investor in any other written statement or document delivered in connection with the transactions contemplated hereby are correct and complete as of the date of this Agreement and may be relied upon by the Company, and, if there should be any material change in such information prior to the Closing Date, the Investor will immediately furnish such revised or corrected information to the Company.

    4.           CONDITIONS TO CLOSING.

                   4.1   Payment of Purchase Price. On the Closing Date, the Investors shall deliver to the Company the Purchase Price in accordance with the provisions of Section 1 against delivery by the Company of the Securities.

                   4.2   Issuance and Delivery of the Notes and the Warrants. On the Closing Date, the Company shall issue and deliver to the Investors duly executed Notes and Warrants in the denominations set forth on Schedule I.

                   4.3   Registration Right Agreement. On the Closing Date, the Company and the Investors shall execute and deliver the Registration Rights Agreement in the form attached hereto as Exhibit C(the “Registration Rights Agreement”).

                   4.4   Amended Certificate of Designation. On or prior to the Closing Date, the Company shall have filed with the Colorado Secretary of State a Certificate of Amendment to its Certificate of Designation in the form attached hereto as Exhibit D (the “Certificate of Amendment to Certificate of Designation”).

                   4.5   Proceedings and Documents. All actions and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident thereto shall be reasonably satisfactory in form and substance to the Company, the Investors and their respective legal counsel, and the Company and the Investors shall have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

                   4.6   Nasdaq Additional Listing Application Approval. On or prior to the Closing Date, the Company shall have provided to the Investors evidence of the filing by the Company with The Nasdaq Stock Market of an Additional Listing Application with respect to the Conversion Shares.

    5.           ADDITIONAL AGREEMENTS OF THE PARTIES.

                   5.1   No Material Non-Public Information. Neither the Company nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that will constitute material non-public information following the public announcement of this Closing and the related Common Stock and Warrant financing. The Company understands and confirms that each Investor shall be relying on the foregoing representation in effecting transactions in securities of the Company in accordance with applicable law following the public announcement of this Closing and the related Common Stock and Warrant financing.

                   5.2 Indemnification.

                              (a)       Company Indemnification. The Company agrees to indemnify and hold harmless the Investors, their affiliates, each of their officers, directors, partners, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement or in any of the Transaction Documents; (ii) any breach of warranty or representation made by the Company in this Agreement or in any of the Transaction Documents (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

                              (b)       Investor Indemnification. Each Investor, severally and not jointly, agree to indemnify and hold harmless the Company, its affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Investor of any covenant or agreement made by the Investor in this Agreement or in any of the Transaction Documents; (ii) any breach of warranty or representation made by the Investor in this Agreement or in any of the Transaction Documents; and (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

    6.        MISCELLANEOUS.

                   6.1   Survival of Representations and Warranties. The representations, warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the Closing Date for a period of one year.

                   6.2   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities or Conversion Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities or Conversion Shares, by the provisions hereof that apply to the “Investors.”

                   6.3   Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

                   6.4   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

                   6.5   Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                   6.6   Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows:

If to the Investors, at: If to the Company, at:	The addresses set forth on Schedule I.

Security With Advanced Technology, Inc.
10855 Dover Street, Suite 1100
Westminster, CO 80021
Attn: Gregory Pusey, Chairman

with a copy to:

Brownstein Hyatt Farber Schreck, P.C.
410 Seventeenth Street, Suite 2200
Denver, CO 80202
Attn: Adam J. Agron

or at such other address as any Investor or the Company may designate by giving 10 days advance written notice to all other parties.

                   6.7   No Finder’s Fees. Except for a consulting fee payable by the Company to Roger May, each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. The Investors agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability) for which the Investors or any of their officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                   6.8   Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                   6.9   Costs and Expenses. Each party to this Agreement shall be responsible for its own fees and expenses in connection with this transaction.

                   6.10   Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company and (ii) Investors holding a majority of the principal amount of all outstanding Notes.

                   6.11   Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                   6.12   Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                   6.13   Further Assurances. From and after the date of this Agreement, upon the request of a majority of the Investors or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                   6.14   Defined Terms. The following terms shall have the following assigned meanings:

                              (a)     “Knowledge”, with respect to the Company, means the actual knowledge of any director or executive officer of the Company without the requirement for inquiry or investigation.

                              (b)     “Lien” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction, except for a lien for current taxes not yet due and payable and a minor imperfection of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

                              (c)     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                   6.15   Mutual Drafting. This Agreement is the result of the joint efforts of the Company and the Investors, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party’s involvement in the drafting thereof.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the Effective Date.

THE COMPANY:

SECURITY WITH ADVANCED TECHNOLOGY, INC.

By: ___________________________________
         Jeffrey G. McGonegal
         Chief Financial Officer

INVESTORS:

VISION OPPORTUNITY MASTER FUND, LTD.

By:_________________________________________
Name:
Title:

LAZARUS INVESTMENT PARTNERS LLLP

By:_________________________________________
Name:
Title:

THE PEIERLS FOUNDATION, INC.

By:_________________________________________
Name:
Title:

U.D. ETHEL F. PEIERLS CHARITABLE LEAD UNITRUST

By:_________________________________________
Name:
Title:

E. JEFFREY PEIERLS

_________________________________________

BRIAN E. PEIERLS

_________________________________________

U. D. J. N. PEIERLS FOR B. E. PEIERLS

By:________________________________________
Name:
Title:

U. D. J. N. PEIERLS FOR E. J. PEIERLS

By:_________________________________________
Name:
Title:

____________________________________________

By:_________________________________________
Name:
Title:

____________________________________________

By:_________________________________________
Name:
Title:

Schedule I

Investor names, addresses and Securities purchased

Investor Names	Principal Amount of Promissory Notes	$4.75 Warrants	$5.00 Warrants	SWATW Warrants
Vision Opportunity Master Fund, Ltd.	$3,500,000	1,166,667	583,333	1,166,667
20 W. 55th St., 5th Floor
New York, NY 10019
Fax No.: (212) 867-1416

Lazarus Investment Partners LLLP	$600,000	200,000	100,000	200,000
2401 East Second Avenue #400
Denver, CO 80206
Fax No.: (303) 302-9050

The Peierls Foundation, Inc.	$551,100	183,700	91,850	183,700
C\O: US Trust Company of NY
Attn: John Kennedy
114 West 47th Street
New York, NY 10036

U.D. Ethel F. Peierls Charitable Lead Unitrust	$75,000	25,000	12,500	25,000
C\O: US Trust Company of NY
Attn: John Kennedy
114 West 47th Street
New York, NY 10036

E. Jeffrey Peierls	$156,900	52,300	26,150	52,300
73 South Holman Way
Golden, CO 80401

Brian E. Peierls	$113,100	37,700	18,850	37,700
7808 Harvestman Cove
Austin, TX 78731-1243

U. D. J. N. Peierls for B. E. Peierls	$51,900	17,300	8,650	17,300
C\O: US Trust Company of NY
Attn: Eric Grasinger
114 West 47th Street
New York, NY 10036

U. D. J. N. Peierls for E. J. Peierls	$51,900	17,300	8,650	17,300
C\O: US Trust Company of NY
Attn: Eric Grasinger
114 West 47th Street
New York, NY 10036

Anders Brag	$100,000	33,333	16,667	33,333
551 Madison Ave., 7th. Floor
New York, NY 10022

Totals	$5,199,900	1,733,300	866,650	1,733,300

Schedule II

Capitalization

Security With Advanced Technology, Inc. Summary Cap Table		Shares		Options &
December 31, 2006		Authorized	Outstanding	Warrants	Exercise Price
Preferred Stock, no par value		5,000,000
2006 Private Offering	1		709,189	2,101,500	$4.75 - $9.00

Common Stock, no par value		30,000,000	4,024,211
Vizer\Avurt Closing shares	2		754,380
2006 Private Offering	1	792,000	2,376,000		$4.75 - $9.00

Total Common Shares			5,570,591

Options and warrants:
Incentive Stock Option Plan		1,500,000		1,674,000	Avg @ $4.51
Private Offering & P.A. Warrants				1,020,907	Avg @ $6.42
2005 Public Warrants				1,380,000	$9.00

Total instruments			6,279,780	8,552,407

Notes:
1.    Reflects the Shareholders approval of the conversion of Notes Payable into Preferred Shares
2.    Additional 533,333 SWAT shares are issuable upon earn-out achievement.

Exhibit A

Promissory Note

Exhibit B

Common Stock Purchase Warrants

Exhibit C

Registration Rights Agreement

Exhibit D

Certificate of Amendment to Certificate of Designation